FOR IMMEDIATE RELEASE Teton Energy Corporation 410 17th Street, Suite 1850 Denver, CO 80202-4444

Company contact:
Bill Brand
(303) 565-4600
bbrand@teton-energy.com
www.teton-energy.com

Andrew “Toby” Schultz, Teton’s Vice President of Production,
Unexpectedly Passes Away

DENVER December 18, 2007. Teton Energy Corporation (“Teton”) (AMEX: TEC) announced today that Andrew M. (Toby) Schultz, Vice President of Teton Energy Corporation, passed away over the weekend after a brief illness. He was 54 years old.

Schultz, a native of Ithaca, New York, spent his entire career in the oil and gas industry, with a background in petroleum engineering. He joined Teton in April 2006 as its Vice President, Production.

“Toby played a critical role in helping Teton develop its existing properties and in identifying new ones,” said Karl Arleth, Teton’s President and CEO. “His enthusiasm and passion for our company were a critical component of the progress we have made the past two years. He was a true friend and partner. He will be missed by all who knew him.”

Commented Jim Woodcock, Chairman, “The Board and the employees of Teton are deeply saddened by the loss of our friend and colleague, Toby Schultz.”

Toby joined Teton in March 2006 as Vice President of Production. Previously, he served as President and Founder of Emerald Resources, Inc. which he started in 1988. Between 1985 and 1987, Mr. Schultz was a District Engineer for Terra Resources in Denver, where he worked on a number of Rocky Mountain properties and exploration prospects. Between 1981 and 1985, he held several engineering positions with Amoco Production Company in Denver, primarily developing reservoir management plans for secondary and tertiary recovery projects. Between 1979 and 1981, Mr. Schultz worked as a Research Engineer at Marathon Oil Company’s Research Lab, where he worked on experimental transient well testing program, coordinated geothermal energy research efforts, and evaluated tertiary recovery projects. Mr. Schultz holds a Bachelor of Science degree from Cornell University’s College of Engineering and a Master of Science from the Department of Petroleum Engineering at Stanford University.

Schultz, who was an avid outdoorsman, loved to ride horses and ski. A resident of Denver, he is survived by his wife of 24 years, Betty; his 14 year-old son Andrew; mother Mary Mory Shultz of Ponte Vedra Beach, Florida; and sister, Susan Schultz Tapscott of Houston, Texas.

A replacement has not yet been named.

Company Description. Teton Energy Corporation (AMEX: TEC), is an emerging oil and gas growth company with attractive assets and operations in the Rocky Mountain region of the U.S. The Company’s common stock trades as TEC on the American Stock Exchange. More information about the Company is available on the Company’s website, www.teton-energy.com, and through additional press releases as projects are identified and develop. Please call the company with questions or to ask for additional information at 303-565-4600.

Forward-Looking Statements. This news release may contain certain forward-looking statements, including declarations regarding Teton and its subsidiaries’ expectations, intentions, strategies and beliefs regarding the future within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements contained herein are based upon information available to Teton's management as at the date hereof and actual results may vary based upon future events, both within and without the control of the Teton's management, including risks and uncertainties that could cause actual results to differ materially including, among other things, the impact that additional acquisitions may have on the Company and its capital structure, exploration results, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, governmental regulations and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. More information about potential factors that could affect the Company's operating and financial results are included in Teton's Annual Report on Form 10-K for the year ended December 31, 2006. Teton's disclosure reports are on file at the Securities and Exchange Commission and can be viewed on Teton's website at www.teton-energy.com. Copies are available without charge, upon request from the Company.